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                                                                     Exhibit 21




                                  List of Subsidiaries
                                  --------------------
                                       State of               Name under
        Name                         Incorporation          which Operates
        ----                         -------------          --------------
Doral Mortgage Corporation            Puerto Rico                Same

RSC Corp.                             Puerto Rico                Same

Doral Federal Savings Bank              U.S.A.                   Same

Centro Hipotecario de
Puerto Rico, Inc.                     Puerto Rico                Same

Florida Realty Corporation            Puerto Rico                Same